EXHIBIT 24.1

Power of Attorney

    Each person whose signature appears below does hereby constitute and appoint Richard D. Kurtz and Robert F. Risser, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, and in any and all capacities, to sign his name to the Registration Statement on Form S-3 relating to the shelf registration of (i) shares of the Class A common stock of Advanced Photonix, Inc., a Delaware corporation (“Class A Stock”), and (ii) warrants to purchase shares of Class A Stock for an aggregate initial offering price not to exceed $7,000,000 and/or to any and all amendments or supplements thereto (including any post-effective amendments, including any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any each and every act and thing necessary and proper to be done in and about the premises, as fully and to all intents and purposes as the undersigned could do if personally present, and the undersigned hereby ratifies and confirms all that said attorneys-in fact and agents or any one of them shall lawfully do or cause to be done by virtue hereof.

[Signature Page Follows]

    IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Lance Brewer	Director	December 23, 2010
Lance Brewer

/s/ M. Scott Farese	Director	December 23, 2010
M. Scott Farese

/s/ Donald Pastor	Director	December 23, 2010
Donald Pastor

/s/ Stephen P. Soltwedel	Director	December 23, 2010
Stephen P. Soltwedel